Exhibit 10.7

Daniel Paula

Business Leader

Franchise Development

MasterCard Avenida Nações Unidas 14171 | 20th floor - Crystal Tower São Paulo - SP | 04534-011

tel +55 11 5508-0359

mobile +55 11 94374-9113

daniel.paula@mastercard.com

August 19, 2019

Rafael Ignacio Soto

General Manager

Nu Argentina SA

Tucumán 1, piso 4 – Buenos Aires

Argentina

Dear Mr. Soto

It is a pleasure to inform you that Nu Argentina SA application for Mastercard principal participation has been approved, effective 08/19/2019. Enclosed is a fully executed Mastercard License Agreement and Schedule A which reflects the brands for which a license has been granted and the type of participation for each.

The following ICA and BINs have been reserved for Nu Argentina SA for testing purposes only:

ICA 23489

514113 – MPL - Platinum MasterCard

514577 - MCS - Mastercard Standard

556899 - MCG - Gold Mastercard

Please note the following identification number that has been assigned for the Cirrus brand license(s):

ID: 82635 (Cirrus)

You must contact Customer Implementation Services (CIS) to coordinate the implementation and activation of this ICA in the MasterCard production environment. CIS can proceed with the formal implementation process, pending receipt of all other required and/or optional forms. To determine which additional forms are required, and for further assistance, you may contact CIS via email or fax as follows:

CIS_LAC_Support@mastercard.com

Nu Argentina SA will be fully responsible for all transactions and billing affected under these assignments and obligated to activate their ICA/BINs within a year of assignment. A billing account must first be established and appropriately funded in order to initiate the activation process.

August 19, 2019

To establish a billing account, the Billing Services Notification and Summary Reports Request forms must be completed. If you have already submitted these forms, then no further action is required. If you have not completed the forms, the forms have been attached to this letter. Please complete and submit the forms to CIS within 30 days. Billing and settlement will begin as soon as the ICA has been assigned in the Mastercard systems.

To assist in your understanding of MasterCard rules, policies, products and services, please visit our website at www.mastercardconnect.com.

We look forward to working with you and wish you success with all of your MasterCard programs.

Sincerely,

/s/ Daniel Paula

Daniel Paula

Franchise Development

cc:	Vivian Baker – Vice President, Mastercard Miami Office
Rodrigo Rodrigues – Account Manager

LICENSE AGREEMENT

THIS LICENSE AGREEMENT is between Mastercard International Incorporated or its undersigned affiliate (“Mastercard”) and the undersigned entity (“Applicant”).

Marks. Applicant acknowledges that Mastercard owns, manages, is licensee of, or otherwise controls all rights, title and interest to the trade names, trademarks, service marks and logotypes (the “Designations”) set forth below. This License Agreement governs the use of the Designations identified below (each a “Mark”) and other trade names, trademarks, service marks and logotypes identified from time to time in the Standards (defined below) or policies of Mastercard (each, an “Other Identified Mark” and, together with each Mark, the “Marks”). “Mastercard” shall mean and include its parent, subsidiaries and affiliates. Capitalized terms used in this license agreement shall have the meanings ascribed to them in the Standards, unless defined herein.

•

Interlocking Circles Device. Mastercard owns all rights, title and interest to the trademark, service mark and logotype known as the Interlocking Circles Device and all variations thereof, and United States and worldwide registrations for such mark (the “Interlocking Circles Device”).

•

Mastercard Marks. Mastercard owns all right, title and interest in and to the trademark, trade name and service mark “Mastercard” and marks utilizing that designation, including Mastercard Electronic and Mastercard Cash, and United States and worldwide registrations for such marks (the “Mastercard Marks”).

•

Cirrus Marks. Mastercard owns all right, title and interest in and to the trademark, trade name and service mark “Cirrus” and marks utilizing that designation and United States and worldwide registrations for such marks (the “Cirrus Marks”), to use and sublicense the use of the Cirrus Marks.

•

Maestro Marks. Mastercard owns all right, title and interest in and to the trademark, trade name and service mark “Maestro” and marks utilizing that designation and United States and worldwide registrations for such marks (the “Maestro Marks”), to use and to sublicense the use of the Maestro Marks.

Ownership of the Marks. Applicant acknowledges that:

(a) Mastercard is the Exclusive Owner (defined below) of all Mastercard Marks, the Cirrus Marks the Maestro Marks and the Interlocking Circles Device; and

(b) the applicable Exclusive Owner is the owner of any Other Identified Mark.

Applicant acknowledges the validity of the Marks and agrees to never contest such ownership, or in any way dispute the validity of any of the Marks or registrations for the Marks. Applicant agrees that, if any right has accrued or may accrue to Licensee in any of the Marks by operation of law, such right, upon termination of this License Agreement, shall revert to the owner of such Mark(s) as indicated in subsections (a), or (b), above (each such owner, as applicable, an “Exclusive Owner”). Applicant further agrees to cooperate with the Exclusive Owner to perfect such Exclusive Owner’s title in any Mark(s) by written assignment of any rights which may accrue and in any other manner deemed necessary or appropriate by said Exclusive Owner. Applicant agrees that all documents, instruments, papers, letters, advertisements, and cards bearing any of the Marks shall be marked by Applicant with any notices of such Exclusive Owner’s registrations that may be provided by law to preserve the Exclusive Owner’s rights in the Mark(s) or that may be required by Mastercard from time to time. Applicant agrees not to obtain or attempt to obtain, and agrees not to aid any third party in obtaining or attempting to obtain, any right in any trademark, trade name, service mark, logotype or other device, designation, internet domain name, or intellectual property right that is confusingly similar to or employs any part of any Mark including, without limitation, the word “Master” or “Maestro” or any word containing the word “Master” or “Maestro” as a prefix or suffix, or “Master’’ or “Maestro” used in connection with any service offered by Applicant; and, upon request by Mastercard, Applicant agrees to assign, by instruments satisfactory in form and substance

Mastercard License Agreement	Page 1 of 3	Revised: March 2018
©2018 Mastercard

to Mastercard’s counsel and without royalty or other payment of any kind, any and all of such rights that Licensee may obtain or may have obtained. Applicant agrees to never take any action, or permit or fail to take any action that may injure, harm or dilute the distinctiveness or goodwill in and to any of the Marks. Applicant further acknowledges that any use of any Mark inures to the benefit of the Exclusive Owner of that Mark.

Grant of License. Applicant accepts (as granted), a non-exclusive license to use the Marks identified in the Summary of Licenses Granted (attached to this License Agreement and incorporated herein) in the geographic areas set forth therein, solely in connection with the Program(s). The term “Program” is defined in the Standards applicable to each Mark referenced in the Summary of Licenses Granted that Applicant operates in a geographic area. Upon execution by Mastercard, this License Agreement is effective as of the Effective Date set forth below and shall remain in effect until terminated in accordance with the Standards. Mastercard may, from time to time, modify the Summary of Licenses Granted to add a Mark, delete a Mark, change the type(s) of license participation, or change the type(s) of activity, and geographic locations that apply to Applicant for one or more Marks. Upon being granted a license to use any one of the Mastercard, Maestro or Cirrus Marks, Applicant shall also be granted a limited license to acquire Mastercard, Maestro and Cirrus transactions at ATMs operated or sponsored by Applicant in accordance with the applicable Standards and to display the Mastercard, Maestro and Cirrus Marks at such ATMs.

Standards. At all times, Applicant shall observe the Amended and Restated Certificate of Incorporation, Bylaws, Rules, and policies, and the operating regulations and procedures of Mastercard, including but not limited to any manual, guide and/or bulletin, as may be amended from time to time (the “Standards”). The Standards are incorporated herein by reference and made a part of this License Agreement. Mastercard shall have the right to inspect samples of all advertising and marketing materials bearing the Marks to insure compliance with the Standards, and Applicant shall promptly correct any deficiency.

Term. Subject to the termination provisions set forth in this License Agreement and in the Standards, this License Agreement shall have an initial term of ten (10) years, commencing upon the Effective Date set forth below, and shall be automatically renewed for successive ten (10)-year renewal terms unless (i) at least thirty (30) calendar days prior to the end of the initial term or any renewal term, Mastercard notifies Applicant in writing that this License Agreement will not be renewed or (ii) this License Agreement has otherwise been terminated pursuant to its provisions or the Standards. Subject to such other License and/or Membership termination provisions set forth in this License Agreement or in the Standards that provide for termination either without notice or upon shorter notice, Mastercard shall have the right, upon no fewer than thirty (30) calendar days advance written notice to Applicant, to terminate this License Agreement at any time without cause. Applicant shall cease using the Marks upon termination of the License Agreement.

Representations and Warranties. Applicant hereby represents and warrants that the information provided in Applicant’s application for this license is true and complete. Should circumstances change that would affect Applicant’s continued eligibility to be a licensee, as specified in the Standards, Applicant agrees to immediately notify Mastercard in writing. Applicant shall immediately notify Mastercard in writing of any changes in the completeness or accuracy of such information or of a change in circumstances that would or could affect Applicant’s continued eligibility to be a licensee in accordance with the eligibility criteria set forth in the Standards. Applicant further represents and warrants that the execution and delivery of this License Agreement and the performance by Applicant of the activities licensed hereunder will not violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order, or any other restriction or requirement applicable to Applicant. Licensee further represents and warrants that it has, and shall maintain, any and all government licenses and permits that are necessary for Applicant to be authorized to engage in the activities to be performed pursuant to this License Agreement.

Compliance with Law. For so long as this license is in effect, Mastercard and Applicant shall comply with all applicable international, federal, state, provincial and local laws, rules, regulations, directives and governmental requirements relating in any way to the privacy, confidentiality or security of personal data, including, without limitation: the EU/2016/679 General Data Protection Regulation; and the requirements of the Gramm-Leach-Bliley Act and its implementing regulations (15 U.S.C. § 6801 et seq.) (collectively, the “GLB Act”), which shall include, without limitation, the maintenance of a comprehensive information security program, that is designed to insure the security and confidentiality of non-public information about cardholders, applicants, or other customers by, among other things: (i) protecting against any anticipated threats or hazards to the security or integrity of such information; (ii) protecting against unauthorized access to or use of such information; (iii) detecting, preventing and responding to, in a prompt manner, attacks, intrusions or other system failures; (iv) ensure the proper disposal of such information; and (v) regularly testing or otherwise monitoring the effectiveness of such information safeguards.

Mastercard License Agreement	Page 2 of 3	Revised: March 2018
©2018 Mastercard

Notice of infringement. As soon as Applicant acquires any knowledge of (i) any infringement of any Mark, (ii) any conflicting claim of third parties with respect to a Mark, or (iii) any failure of any other licensee to adhere to the Standards, Applicant shall so notify Mastercard in writing. Applicant agrees to give all lawful and reasonable aid requested by Mastercard or any other Exclusive Owner in connection with efforts to enforce, preserve and defend a Mark. All litigation carried on by Applicant at Mastercard’s request shall be subject to Mastercard’s control and will be at Mastercard’s expense.

Assignment and Sublicense. Applicant agrees that Mastercard may assign or sublicense this license to any Mastercard direct or indirect subsidiary or affiliate. Applicant may not sell, sublicense, assign or otherwise transfer any of its rights under this license, whether by sale, consolidation, merger, amalgamation, operation of law or otherwise, without Mastercard’s express written consent. This license shall be binding on Applicant’s successors and assigns.

Governing Law, Payment of Taxes. All questions with respect to the interpretation, effect, and validity of this License Agreement, and the rights and obligations of the parties, shall be decided under the laws of the State of New York, without regard to its choice of laws provisions. Applicant consents to personal jurisdiction in the courts of the State of New York for all disputes arising out of this License Agreement, including but not limited to enforcement of the License Agreement. Notwithstanding the foregoing, if Applicant is an entity in the Europe Region (as defined in the Standards) then this license shall be governed in all respects and construed in accordance with the laws of England and Wales without regard to conflict of law provisions. Applicant agrees to pay all taxes that might be charged by any country or other jurisdiction in which Applicant conducts activities authorized by this License Agreement against any of the amounts due under the Standards, and such payments shall be made to Mastercard by Applicant without deduction for any such taxes.

Certification. Applicant certifies that it meets all requirements to be a licensee for each Mark set forth on the attached Summary of Licenses Granted, and is fully authorized and empowered to perform all of the functions it has elected to perform, and that the application for this license has been duly authorized by appropriate corporate action.

This License Agreement is the entire agreement between Applicant and Mastercard pertaining to the subject matter hereof and supersedes any prior agreements or representations, whether oral or written.

Applicant further certifies that Applicant is chartered as Nu Argentina S.A. [type of institution] under the laws of Argentina [country].

Legal Name of Applicant:	Nu Argentina S.A.

The signing officer must be duly authorized to execute the application

Officer Name:	Rafael Ignacio Soto	Officer Title:	General Manager

Officer Signature:	/s/ Rafael Ignacio Soto	Date:	June 12th, 2019

Mastercard Entity:	Peter Goldenberg

Mastercard Signature:	/s/ Peter Goldenberg	Effective Date:	08/19/2019

Title:	Senior Vice President - Franchise

Mastercard License Agreement	Page 3 of 3	Revised: March 2018
©2018 Mastercard

SCHEDULE A TO MASTERCARD LICENSE AGREEMENT

LICENSEE:	Nu Argentina SA
ADDRESS:	Tucumán 1, piso 4 – Buenos Aires
Argentina

Authorized Marks	Type of membership or other type of participation and sponsor, if applicable	Type of activity	Geographic locations	Date after which Licensee is authorized to use this Authorized Mark

	• Principal	• Issuing	Argentina	August 19, 2019

	• Principal	• Issuing	Argentina	August 19, 2019

Date: August 19, 2019

/s/ Daniel Paula

Daniel Paula

Director

Franchise Development

City of Buenos Aires, August 19, 2019

Sirs

MASTERCARD CONO SUR S.R.L.

Olga Cossettini 771, 2° floor

City of Buenos Aires Att. Daniel Paula

Present

Re: Offer of Services.

Our best regards:

Nu Argentina S.A. (the “CLIENT”), domiciled in Buenos Aires, in accordance with the conversations held, we are writing to you, in order to formulate this request for the provision of services which, if accepted, shall be governed by the terms and conditions (the “Terms and Conditions”) described in Attachment I (the “Offer”).

For the purposes of the Offer, Mastercard Cono Sur S.R.L. (“MASTERCARD CONO SUR”) and the CUSTOMER shall be collectively referred to as the “Parties”.

In case MASTERCARD CONO SUR decides to accept the Offer, the obligations and rights of the Parties shall be strictly those resulting from the Terms and Conditions.

The Offer is irrevocable for 60 (sixty) days from the date hereof and shall be deemed accepted in its entirety when MASTERCARD CONO SUR sends the first invoice to the CUSTOMER for Services (as defined in the Offer).

Sincerely,

By: Rafael Soto

Position: General Manager

Receipt of this document does not imply conformity with its contents.

Received by:

Date:

ATTACHMENT I

CLAUSE ONE - OBJECT

1.1. The Parties agree that MASTERCARD CONO SUR will provide to the CUSTOMER, by itself or through related companies (indistinctly and/or jointly with MASTERCARD CONO SUR) the services described below (the “Mastercard Services”): i) the services necessary for the CUSTOMER to issue credit, debit and/or payment cards under the Mastercard Brands (the “Mastercard Services”). (i) the services necessary for the CUSTOMER to issue credit, debit and/or payment cards of the Mastercard Brands (as defined below), and offer them to its customers, in accordance with the provisions of: (a) the Mastercard License Agreement dated July 12, 2019 between CUSTOMER and Mastercard International Incorporated (“Mastercard International”) (the “License Agreement”), and (b) the Mastercard Rules of Mastercard International (the “Mastercard Rules”); and (ii) Brand Development and Marketing services.

1.2. The CUSTOMER declares to know and to have received from MASTERCARD CONO SUR the “Mastercard Consolidated Billing System Manual” and the Mastercard Rules, serving herein as sufficient proof.

CLAUSE TWO - ADDITIONAL SERVICES

2.1. The CUSTOMER may request the provision of additional services to the Mastercard Services (the “Additional Services” and jointly with the Mastercard Services, the “Services”), provided that these services are related to the object of the present Terms and Conditions and are approved by MASTERCARD CONO SUR, at its sole discretion.

2.2. The provision of Additional Services must be agreed in writing between the Parties and, if approved by MASTERCARD CONO SUR, the obligation to provide the Additional Services will come into effect within 30 (thirty) calendar days from its approval, unless otherwise agreed by the Parties.

CLAUSE THREE - FEES FOR THE RENDERING OF THE SERVICES, MODIFICATIONS AND READJUSTMENTS

3.1. For the rendering of the Services, the CUSTOMER shall pay to MASTERCARD CONO SUR, the fees for services that MASTERCARD CONO SUR establishes by the “Mastercard Consolidated Billing System Manual” or by any other means, applicable to all issuers and acquirers in Argentina of credit cards of the Mastercard Brands. The “Mastercard Marks” are defined as the “MASTERCARD®”, “MASTERCARD ELECTRONICT”, “MASTERCARD MAESTRO™”, “MAESTRO®” and/or “CIRRUS®” marks, in their various versions.

The Parties acknowledge and agree that: (i) the products, programs, services and prices defined in the “Mastercard Consolidated Billing System Manual” and in the Mastercard Rules, and (ii) the Services and their prices, may be modified at any time at the discretion of MASTERCARD CONO SUR, taking into account changes in international costs, the decisions of Mastercard International’s management, or by any

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other competent body of Mastercard International (the “Modifications”). The Parties agree that the Modifications shall be deemed to be notified to the CUSTOMER with their sole publication in the Mastercard International Newsletter or its affiliates, and shall become effective and shall apply to the CUSTOMER after 30 (thirty) calendar days from their publication in the Newsletter or their notification to the CUSTOMER in writing, provided that the CUSTOMER has not objected to them during that period. In case the CUSTOMER does not accept the Modifications, the provisions of Clause 5.5 hereof shall apply.

3.3. The Parties further agree that the values and other terms and conditions of the “Mastercard Consolidated Billing System Manual” and of the Services may be modified in the event of changes in the current tax legislation in Argentina or in the United States of America that cause the creation, extension or reduction of taxes to which MASTERCARD CONO SUR is subject as a consequence of the rendering of the Services and that affect MASTERCARD CONO SUR’s costs with respect to the Services. In this case, the value of the readjustment or reduction will be transferred to the CUSTOMER and will be charged or applied in the first invoice following such tax modification.

3.4. Exceptionally, under certain conditions, and at its sole discretion, MASTERCARD CONO SUR may temporarily offer promotional rates for the Services.

3.5. The amounts owed by the CUSTOMER to MASTERCARD CONO SUR for the provision of the Services and any other amount owed under these Terms and Conditions, will be charged (plus the corresponding Value Added Tax) by means of invoices issued weekly by MASTERCARD CONO SUR to the CUSTOMER, due on the 10th (tenth) business day after receipt of the respective invoice. Together with the weekly invoices, MASTERCARD CONO SUR will send to the CUSTOMER a weekly report, containing the description of the Services rendered in the corresponding week and their respective details and values.

3.6. In the event that the CUSTOMER does not make full payment of the amounts or prices set forth in this Clause Three, in the manner and under the conditions established, the CUSTOMER shall be liable for the applicable penalties and liabilities detailed in these Terms and Conditions and in the “Mastercard Consolidated Billing System Manual”, except when the lack of payment is due to the failure of MASTERCARD CONO SUR and/or Mastercard International to make the debit as set forth in Clause 4.3 herein.

3.7. The Parties agree that the debits of the amounts of the invoices for Services due under the present Terms and Conditions, which MASTERCARD CONO SUR makes through the COELSA system, shall be net of the tax withholdings that, as withholding agent, the CUSTOMER must make in respect of national, provincial or municipal taxes. Likewise, the CUSTOMER undertakes to: (i) pay these withholdings to the tax authorities in due time and form, and (ii) make available to MASTERCARD CONO SUR the corresponding withholding certificates, within 72 hours after the debits of the Services giving rise to the withholdings have occurred.

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3.8. In the event that one of the Parties makes a claim to the other Party for errors or differences in relation to any debit made or invoice issued in accordance with these Terms and Conditions, the Parties, as the case may be, undertake to use their best efforts to analyze the claim and, if applicable, to reimburse the corresponding amounts within 15 (fifteen) calendar days from the date of receipt in writing of the claim.

3.9. The CUSTOMER undertakes to deliver every month to MASTERCARD CONO SUR, together with the corresponding payment, the withholding certificates for the following taxes: value added tax, single social security system, income tax and gross income.

CLAUSE FOUR - FORM OF PAYMENT

4.1. Pending the implementation of the collection system via COELSA and until further notice from MASTERCARD CONO SUR, as set forth in Clause 4.2 below, all payments to be made under the Services shall be made by bank transfer or deposit to [***] below, all payments to be made under the Services shall be made via bank transfer or deposit to [***] owned by Mastercard Cono Sur S.R.L. with the Citibank N.A. Branch established in the Republic of Argentina, established in the Republic of Argentina.

4.2. The CUSTOMER authorizes and instructs MASTERCARD CONO SUR to debit, on each payment date, from the account with BCRA Number 016 (Citibank Argentina account) and through the settlement system of Compensadora Electronica S.A. (“COELSA”), to debit the account of Mastercard Cono Sur S.R.L. (“Mastercard Cono Sur S.R.L.”), through the settlement system of Compensadora Electrónica S.A. (“COELSA”). (“COELSA”), all amounts owed for Services. Likewise, and for the purpose of making effective the payment of the Services, the CUSTOMER undertakes to maintain sufficient funds in its settlement account with the BCRA, affected to COELSA’s system, to meet the debits agreed in this Clause and to provide the settlement guarantee set forth in Point II.4.1) of the BCRA’s regulations on the National Payment System (SINAP).

4.3. Notwithstanding the provisions of Clauses 4.1. and 4.2., where MASTERCARD CONO SUR accepts that the Services are paid in Argentine pesos at the selling exchange rate for U.S. dollars banknotes, published by the National Bank of Argentina on the business day prior to the date of payment; subject to the suspensive condition that the BCRA modifies the regulations in force so that the CUSTOMER has access to the Single and Free Exchange Market of Argentina to acquire U.S. dollars, and/or transfer them abroad for the payment of Services to MASTERCARD CONO SUR, the CUSTOMER irrevocably authorizes Mastercard International Inc, acting on behalf of MASTERCARD CONO SUR, to debit from the bank account that the CUSTOMER maintains abroad with Silicon Valley Bank, [***], any amount owed by the CUSTOMER to MASTERCARD CONO SUR for the Services or otherwise under these Terms and Conditions.

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CLAUSE FIVE - TERMS AND CONDITIONS AND TERMINATION

5.1. The present Terms and Conditions shall remain in force for a term of 5 (five) years, as from their acceptance by the CUSTOMER and shall be automatically renewed for equal periods and indefinitely, unless otherwise decided by any of the Parties, which shall be notified in a reliable manner to the other Party 90 (ninety) days prior to the expiration of the period in question.

5.2. In case the CUSTOMER fails to comply with any of the payments for the provision of the Services or any other amount due under the Terms and Conditions or fails to comply with any of the obligations assumed under the Terms and Conditions and does not remedy the breach within 15 (fifteen) calendar days of notice to that effect; MASTERCARD CONO SUR shall have the right to unilaterally and immediately terminate these Terms and Conditions, and the CUSTOMER shall not be entitled to any indemnity or claim whatsoever against MASTERCARD CONO SUR and/or its affiliates.

5.3. In the event that MASTERCARD CONO SUR breaches any of the obligations assumed under these Terms and Conditions and does not remedy its breach within 30 (thirty) calendar days of notification by the CUSTOMER, the CUSTOMER shall have the right to terminate these Terms and Conditions by sending a notice without MASTERCARD CONO SUR being entitled to any indemnity or claim against the CUSTOMER.

5.4. These Terms and Conditions shall be terminated without any right of indemnity for the CUSTOMER, in the event of termination of the License Agreement, for any reason whatsoever, or in the event that the CUSTOMER ceases to be a member of Mastercard International, for any reason whatsoever.

5.5. In the event that the CUSTOMER does not accept the Modifications, as established in Clause 3.2 hereof, MASTERCARD CONO SUR shall have the right to terminate these Terms and Conditions by giving the CUSTOMER not less than 90 (ninety) calendar days’ notice (during which period MASTERCARD CONO SUR shall be obliged to continue providing the Services under the agreed conditions) without the termination in such circumstances generating liability for any of the Parties. In no event shall MASTERCARD CONO SUR be liable or obliged to continue to provide the Services under the conditions prior to the Modifications in question, after the aforementioned notice period has elapsed.

5.6. Whatever the cause for termination and/or termination of these Terms and Conditions, MASTERCARD CONO SUR undertakes to provide, at no additional cost to the CUSTOMER, all cooperation and information reasonably requested by the CUSTOMER to ensure an orderly transition and an adequate migration process to a new service provider, in order to avoid interruptions or deterioration of the service, loss of data or confidential information of the CUSTOMER or its customers, as well as any other loss, paralyzation, hindrance or interruption in the provision of the Services.

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CLAUSE SIX - CONFIDENTIALITY

6.1. The Parties shall at all times keep confidential and secret all information and documents relating to these Terms and Conditions and shall not disclose them. “Confidential Information” means the terms of these Terms and Conditions, the detailed information contained in these Terms and Conditions, the detailed information contained in these Terms and Conditions and the information contained in these Terms and Conditions. the information detailed in the “Mastercard Consolidated Billing System Manual” and all information (oral, written and in any format) disclosed to or discovered by either Party, during the course of negotiations or during the course of a subsequent contractual relationship (including, without limitation, business plans, ideas, marketing concepts, financial information and projects); noting, however, that Confidential Information does not include information that is or becomes publicly known without any violation of the Law or these Terms and Conditions.

6.2. Neither Party may directly or indirectly, on its own behalf or in the name or on behalf of third parties, either during the negotiation period and/or thereafter and even in the event of abandonment of the negotiations or termination of this contractual relationship, (i) sell, offer to sell, transfer, disclose, publish or otherwise make the Confidential Information available to third parties, (ii) use the Confidential Information for purposes other than those specific purposes for which it was disclosed, (iii) use the Confidential Information for promotional or marketing purposes, or take advantage of it in any way to obtain a benefit from it, or (iv) modify, reproduce or copy the Confidential Information in any way, except as provided in these Terms and Conditions or as expressly authorized by the other Party.

6.3. The right of ownership over the Confidential Information and its supports shall at all times remain with the Party that disclosed and/or generated it, and all material elements containing or constituting Confidential Information provided to a Party by the other Party shall be returned to the owning Party upon request of the latter within 15 (fifteen) calendar days, together with all existing copies thereof.

6.4. The Parties agree that unauthorized disclosure of Confidential Information received from the other Party may cause serious damage to the other Party. Consequently, each Party agrees that the other Party shall have the right to take the necessary measures to obtain the cessation of the conduct that violates the provisions of this Clause and the reparation of its consequences, damages and prejudices, including, without limitation, the right to request precautionary measures, measures of anticipated proof, or any other measure or action that may be pertinent.

6.5. If by judicial request either Party is required to disclose Confidential Information of the other Party, the requested Party shall immediately notify the other of such request, so that the owner of the requested information may arbitrate the necessary measures that best provide for the defense of its rights and interests. In all cases, the disclosure of such Confidential Information shall only be provided to the judicial authority that requested it by requesting such judicial authority to keep the file confidential.

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SEVENTH CLAUSE - GENERAL PROVISIONS

7.1. Applicable Law; Jurisdiction. These Terms and Conditions shall be governed by and construed in accordance with the laws of the Republic of Argentina, excluding conflict of laws rules. Any dispute arising between the Parties in connection herewith, its existence, validity, interpretation or performance shall be submitted to the ordinary commercial courts of the City of Buenos Aires.

7.2. Binding Nature. These Terms and Conditions shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns with respect to the subject matter hereof, and may not be modified, revoked, or amended except expressly in writing. The Parties irrevocably agree not to assert or rely on any oral modification of these Terms and Conditions.

7.3. No Waiver. The failure of either Party to assert at any time any provision or term of these Terms and Conditions, or any right with respect thereto, or the exercise or failure of either Party to exercise any right or any election contemplated hereby, shall not be deemed a waiver of such provision, term, right or election or in any way affect the validity of these Terms and Conditions.

7.4. Invalidity and Non-Enforceability of Provisions. If any provision of these Terms and Conditions, or any part thereof, is held to be invalid or unenforceable under any applicable law or rule of law, it shall be deemed omitted from these Terms and Conditions in relevant part and the remaining provisions of these Terms and Conditions shall remain in full force and effect.

7.5. Termination. The CUSTOMER may not assign these Terms and Conditions or any of the rights granted or obligations imposed herein to any natural or legal person without the prior written consent of MASTERCARD CONO SUR. MASTERCARD CONO SUR may assign these Terms and Conditions and its rights and obligations to any of its related companies, without the consent of the CLIENT.

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